UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992		04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Technology Drive	Milpitas	California	95035
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of KLA Corporation (the “Company”) approved the grant of performance-based restricted stock units (“PSUs”) under the Company’s 2004 Equity Incentive Plan (as amended, the “Plan”) to certain of the Company’s named executive officers identified below (collectively, the “executives”). The following is a brief description of the material terms and conditions of the PSUs.

General. Each award of PSUs (each, an “PSU Award”) is comprised of three tranches (each, a “Tranche”), with each Tranche covering approximately one-third of the total target number of PSUs underlying the PSU Award. A number of PSUs subject to each Tranche ranging from 0% to 250% of the target number of PSUs subject to such Tranche will be eligible to vest based on (i) the Company’s non-GAAP diluted earnings per share (“EPS”) during the performance period set forth below for such Tranche (each, a “performance period”) and (ii) the applicable executive’s continued service with the Company or its affiliates through applicable service-vesting date(s) set forth below (each, a “Vesting Date”). Vested PSUs will be settled in shares of the Company’s common stock.

Tranche	Performance Period	Vesting Date
Tranche 1	July 1, 2022 – June 30, 2024	June 30, 2025
Tranche 2	July 1, 2022 – June 30, 2025	June 30, 2026
Tranche 3	July 1, 2022 – June 30, 2026	*

*	Date following June 30, 2026 upon which the plan administrator determines satisfaction of performance condition

Vesting. Up to 250% of the target number of PSUs subject to each Tranche will be eligible to performance-vest based on the Company’s EPS during the applicable performance period compared to certain EPS goals, as specified in the applicable award agreement.

Following the completion of each performance period, the Compensation and Talent Committee or the Board will determine the Company’s EPS for the applicable performance period and the number of PSUs that have become earned with respect to the performance period (such earned RSUs, the “Performance-Vested PSUs”). Any PSUs that do not become Performance-Vested PSUs will be cancelled and forfeited. The Performance-Vested PSUs will become fully vested on the applicable Vesting Date set forth above, subject to the applicable executive’s continued service through such date.

Change of Control. If a “change of control” (as defined in the Plan) of the Company occurs prior to June 30, 2026 and the applicable executive remains in continued service until at least immediately prior to the change of control, then:

(i)

with respect to each Tranche subject to an ongoing performance period, a number of PSUs subject to such Tranche will become Performance-Vested PSUs based on the Company’s EPS through (and including) the last day of the Company’s fiscal quarter ending prior to the fiscal quarter in which the change of control is consummated (with each EPS goal for the applicable performance period pro-rated to reflect the portion of the performance period elapsed through the change of control), and any PSUs that do not become Performance-Vested PSUs will be forfeited; and

(ii)

with respect to any Performance-Vested PSUs (including any PSUs that become Performance-Vested PSUs pursuant to “(i)” above), (a) if the PSU Award (or unvested portion thereof) is assumed, converted or replaced by the surviving entity (or its parent) in the change of control, such Performance-Vested PSUs (as so assumed, converted or replaced, the “Assumed PSU”) will remain outstanding following the change of control and be eligible to vest on the applicable Vesting Date(s), subject to the applicable executive’s continued service through such date(s); or (b) if the PSU Award (or unvested portion thereof) is not so assumed, converted or replaced, such Performance-Vested PSUs will vest in full immediately prior to the change in control.

Termination of Service. Except as described below, upon termination of the applicable executive’s service for any reason, any then-unvested PSUs (including any Performance-Vested PSUs that have not fully vested) will be cancelled and forfeited as of the date of such termination.

If an executive’s service terminates following a change of control and the PSU Award (or any portion thereof) was assumed, converted or replaced by the surviving entity (or its parent) in the change of control, any then-unvested Assumed PSUs will be subject to the terms and conditions (including any applicable accelerated vesting provisions) contained in any applicable severance plan or policy in which the executive participates as of the date of such termination.

Payment. Each PSU that becomes vested will be paid to the executive in shares of the Company’s common stock as soon as practicable following the applicable vesting date.

Dividend Equivalents. Each PSU Award entitles the applicable executive to receive dividend equivalents with respect to the payment of cash dividends on shares of the Company’s common stock having a record date on or after the grant date of the PSU Award, but before the date on which the PSUs are settled or forfeited. The dividend equivalents will be credited in the form of cash credits, equal to the amount of cash dividends payable on the applicable date with respect to the number of shares then represented by the PSUs, and the additional cash credits shall be subject to the same terms and conditions as the underlying PSU Award, including all applicable vesting conditions, such that no dividend equivalents shall be paid to an executive unless and until the executive has fully satisfied all applicable vesting conditions of the underlying PSU Award.

Awards. The following amounts represent the target number of PSUs granted to the named executive officers:

Name and Principal Position	Target Number of PSUs
Richard Wallace President and Chief Executive Officer	18,872
Bren Higgins Executive Vice President and Chief Financial Officer	12,581
Ahmad Khan President, Semiconductor Process Control	12,581
Mary Beth Wilkinson Executive Vice President, Chief Legal Officer and Corporate Secretary	5,032
Brian Lorig Executive Vice President, Global Support and Services	5,032

The foregoing summary is qualified in its entirety by reference to the full text of the applicable Restricted Stock Unit Award Notification and Global Restricted Stock Unit Agreement.

Item 8.01	Other Events.

On August 4, 2022, the Company issued a press release announcing that the Company’s board of directors declared a cash dividend of $1.30 per share on the Company’s common stock. Such dividend shall be payable on September 1, 2022 to stockholders of record as of the close of business on August 15, 2022. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press release issued August 4, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: August 5, 2022	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Executive Vice President and Chief Legal Officer